                                                                    EXHIBIT 10.4

                               TRANSGENOMIC, INC.

                           FIRST AMENDED AND RESTATED

                             SHAREHOLDERS AGREEMENT

         THIS AGREEMENT, originally entered into as of the 1st day of July, 1997, by and among TRANSGENOMIC, INC., a Delaware corporation (the "Corporation"), and each of the holders of the Corporation's Common Stock as of such date and such additional persons set forth in Schedule A hereto which become a party hereto from time to time thereafter (collectively, the "Shareholders") is hereby amended and restated as provided herein as of the 24th day of February, 1998.

                              W I T N E S S E T H:

         WHEREAS, the Shareholders own all of the issued and outstanding shares of Common Stock, par value $.01 per share, of the Corporation (the "Shares"); and

         WHEREAS, the Shareholders and the Corporation believe that it is in their mutual best interest to impose certain restrictions and obligations upon themselves and upon the transfer of the Shares;

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, it is mutually agreed by and among the parties as follows:

         SECTION 1. DEFINITIONS. As used in this Agreement, unless the context otherwise requires:

                  "AGREEMENT" means this Shareholders' Agreement and any amendments and supplements hereto.

                  "BONA FIDE OFFER" means a written offer from a financially responsible party or parties identified therein by name and address, reasonably appearing able to comply with the terms of such offer, and accompanied by a deposit in an amount equal to or in excess of 10% of the purchase price. In the event that the person making such offer is a partnership or corporation, all general partners and all limited partners or shareholders owning more than 10% of its partnership interests or stock shall be identified.

                  "CONTROL SHAREHOLDER" means any Shareholder who, at the time in question, is a director or executive officer of the Corporation or who beneficially owns (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934) more than 10% of the issued and outstanding Shares.

                  "CORPORATION" means Transgenomic, Inc., a Delaware corporation.


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                  "EFFECTIVE DATE" means the date upon which a Notice of Offer is deemed to have been first delivered to the Corporation.

                  "NOTICE OF EXERCISE" means the written notice required to be given by the Corporation or a Shareholder to exercise the option to purchase the Shares offered for Transfer.

                  "NOTICE OF OFFER" means the written notice of a Shareholder's intention to Transfer any of his Shares and which sets forth the name of the proposed Transferee, the number of Shares to be Transferred and the terms and conditions of the proposed Transfer. Such notice shall be accompanied by a copy of a Bona Fide Offer received in connection with such proposed Transfer.

                  "PERMITTED TRANSFER" means a Transfer of Shares described in
         Section 5 hereof.

                  "PLACEMENT AGENTS" means RAF Financial Corporation and Millennium Financial Group, Inc.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                  "SELLING SHAREHOLDER" means any Shareholder who has delivered a Notice of Offer.

                  "SHAREHOLDERS" means the persons or entities which hold of record the issued and outstanding Shares of the Corporation.

                  "SHARES" means the issued and outstanding shares of the Common Stock, par value $.01 per share, of the Corporation.

                  "TRANSFER" means to directly or indirectly sell, assign, hypothecate, transfer, pledge, mortgage or in any other way encumber or dispose of Shares and shall be defined to include the process whereby Shares are transferred.

                  "TRANSFEREE" means the person or other entity to which a Selling Shareholder desires to Transfer Shares.

         SECTION 2. LEGEND. Each certificate representing Shares shall have the following legend printed or typed thereon:

         THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION


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         FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE
         ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

         THE STOCK EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN A FIRST AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT, DATED FEBRUARY[ ], 1998, BY AND AMONG THE CORPORATION AND ITS SHAREHOLDERS, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE CORPORATION. TRANSFERS IN VIOLATION OF THE SHAREHOLDERS' AGREEMENT ARE VOID. BY ACCEPTANCE OF THIS CERTIFICATE THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF THE SHAREHOLDERS AGREEMENT.

All Shares hereafter issued shall bear the same legend.

         SECTION 3. RESTRICTIONS ON TRANSFER OF SHARES. No Shareholder shall Transfer any Shares that he may now or hereafter hold, nor shall any such Shares be transferable except in compliance with the terms of this Agreement. No Transfer of Shares will be recognized by the Corporation unless a registration statement relating thereto has been declared effective under the Securities Act or the Selling Shareholder establishes to the satisfaction of the Company that such Transfer of Shares is exempt from registration under the Securities Act and applicable state securities laws.

         SECTION 4. RIGHTS OF FIRST REFUSAL.

               (a) No less than 20 days prior to any Transfer, other than a Permitted Transfer or a Transfer by a Shareholder under Section 6 hereof, a Shareholder desiring to Transfer Shares shall furnish a Notice of Offer to the Corporation and to each other Shareholder. For a period of 10 days after the Effective Date thereof, the Corporation shall have an option to purchase all or any portion of the Shares offered for Transfer by the Selling Shareholder on the same terms and conditions as set forth in the Notice of Offer. If the Corporation elects to exercise such option, it must deliver to the Selling Shareholder a Notice of Exercise within 10 days of the Effective Date.

               (b) If the Corporation elects not to exercise said option for all of the Shares to be Transferred by the Selling Shareholder, then it shall give prompt notice thereof to the other Shareholders, after which the other Shareholders will have an option for an additional 10 days to purchase all or any portion of the remaining Shares offered for Transfer by the Selling Shareholder on the same terms and conditions as set forth in the Notice of Offer. If a Shareholder elects to exercise its option to acquire Shares to be Transferred, it must deliver to the Selling Shareholder a Notice of Exercise within 20 days of the Effective Date. If more than one Shareholder exercises said option, then each such Shareholders shall have the right to purchase Shares of the Selling Shareholder on a pro rata basis based on the current number of Shares owned by each purchasing Shareholder.

               (c) The Notice of Exercise delivered by the Corporation or any Shareholder shall specify a closing date within 35 days after the Effective Date of the Notice of Offer. The Selling Shareholder and the Corporation or other Shareholders, as the case may be, may extend the closing date by mutual written consent.

               (d) If either the Corporation or any Shareholder elects to exercise its option to purchase all or any portion of the Shares, then the Selling Shareholder may not Transfer such Shares to any other party. If the periods during which the Corporation and the other Shareholders are entitled to exercise their options to purchase such Shares expire without the exercise of said options with respect to any of the Shares so offered, then the Selling Shareholder shall, for a period ending 30 days after the termination of the last applicable option period, be free to Transfer the Shares to the Transferee making the Bona Fide Offer contained in the Notice of Offer or to another party or parties, but in either case only so long as such Transfer is effected on terms and conditions no less favorable to the Selling Shareholder as those set forth in the Bona Fide Offer contained in the Notice of Offer. Any Transferee shall, as a condition to the recognition by the Corporation of such Transfer, execute an instrument acceptable to the Corporation acknowledging the terms and restrictions of this Agreement and the Transferee's obligation to be bound hereby.

               (e) If the Selling Shareholder does not Transfer the Shares within the period specified in paragraph (d) hereof, then such Shares shall again become subject to the restrictions of this Agreement.

               (f) Any Shares purchased by the Corporation shall be restored to the status of authorized but unissued Shares.

               (g) The Selling Shareholder will be responsible for the payment of any and all expenses incurred by the Selling Shareholder in the exercise of the rights specified in this Section 4 and the sale of his Shares.

         SECTION 5. PERMITTED TRANSFERS.

               (a) The following types of Transfers ("Permitted Transfers") may be consummated notwithstanding the provisions of Section 4 of this
          Agreement:

                         (i) a Transfer by any Shareholder of all or any portion
                    of his Shares, whether or not for adequate consideration, either directly to, or indirectly in trust for, his spouse, children, parents, siblings or a corporation or other entity of which he (and/or his spouse, children, parents or siblings) beneficially own 100% of the equity interests;

                         (ii) a Transfer by any Shareholder of all or any
                    portion of his Shares to another Shareholder; or

                         (iii) a Transfer by any Control Shareholder of 50% or
                    more of his Shares.

               (b) In the event a Shareholder makes a Permitted Transfer, he shall notify the Corporation thereof, which notice shall specify (i) the name of the Transferee, (ii) the relationship of the Transferee to the Shareholder, (iii) the number of Shares transferred and (iv) the date of the Transfer. Any such Transferee shall, as a condition of the recognition by the Corporation of such Transfer, execute a counterpart copy of this Agreement or other instrument acceptable to the Corporation acknowledging the terms and restrictions of this Agreement and the Transferee's obligation to be bound hereby.

               (c) Notwithstanding any other provision of this Agreement, a Shareholder may pledge, hypothecate or otherwise encumber up to 50% of his Shares to, or in favor of, any national or state bank or other financial institution; provided, however, that a Shareholder may pledge, hypothecate or encumber all of his Shares in order to secure a loan made to the Company. In the event a Shareholder pledges, hypothecates or encumbers Shares, he shall notify the Corporation thereof, which notice shall specify (i) the name of the party to which the Shares have been pledged, (ii) the number of Shares pledged (iii) the amount of the obligation for which such Shares have been given as security and (iv) the date of the pledge.

         SECTION 6. SALES BY CONTROL SHAREHOLDERS.

               (a) Other than as provided in paragraph (b) of this Section 6, any Control Shareholder who agrees to sell more than 50% of his Shares shall, on behalf of each other Shareholder which desires to sell his Shares, cause the purchaser of the Control Shareholder's Shares to agree to also acquire the Shares of each such other Shareholder on the same terms as such purchaser has agreed to acquire the Shares from the Control Shareholder; provided, however, that if such purchaser is unwilling to buy all Shares tendered to it by such Control Shareholder and any such other Shareholders, then each of the selling Shareholders will be entitled to sell a pro rata portion of his Shares based on the current number of Shares owned by such Shareholder.

               (b) The provisions of Section 6(a) shall not apply to any sale of Control Shares from one Control Shareholder to another Control Shareholder.

               (c) Any sale of Shares pursuant to this Section 6 by Shareholders will not be subject to the provisions of Section 4 of this Agreement.

         SECTION 7. SECURITY FOR PURCHASE PRICE OF SHARES. Whenever any Shares are purchased pursuant to the option created under Section 4 of this Agreement and the parties agree that the entire purchase price for the Shares will not be paid at closing, then the purchaser(s) may endorse the certificates for the purchased Shares and deliver the same to the Selling Shareholder as collateral security for the payment of the unpaid purchase price, and such shares may be so held until the entire purchase price shall have been paid. While such shares shall be so held as collateral security and so long as the purchasing Shareholder is not in default, the purchasing Shareholder shall be entitled to all rights as a Shareholder, including voting rights and rights to all dividends, with respect to such Shares.

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         SECTION 8. REGISTRATION RIGHTS.

               (a) If the Company proposes to file a registration statement under the Securities Act with respect to either a primary or secondary offering by the Company of equity securities for its own account (other than a registration statement relating solely to (i) securities to be offered to employees pursuant to a stock option, stock savings, or other employee benefit plan of the Company or its affiliates; (ii) securities proposed to be issued in exchange for securities or assets of, or in connection with a merger or consolidation with, another corporation; (iii) securities to be offered by the Company generally to any class or series of its then-existing security holders; (iv) ecurities issuable upon conversion of securities which are the subject of an underwritten redemption; or (v) securities to be offered or issued pursuant to a combination of the foregoing transactions), then the Company shall give written notice of such proposed filing to each Shareholder as soon as practicable (but in no event less than 30 days before the anticipated filing date of such registration statement), and such notice shall offer the opportunity to register all or any part of the Shares owned by the Shareholders. Shareholders shall have 15 days following receipt of such notice to request in writing inclusion of their Shares in such registration, which request shall specify the number of Shares a Shareholder proposes to sell.

               (b) Whenever a Shareholder requests that all or part of his Shares be included in a proposed registration, the Company shall use its reasonable best efforts to effect the registration and sale of such Shares and to cause the managing underwriter of any proposed underwritten offering to permit the requested Shares to be included in such registration. Shareholders may only participate in the underwritten portion of such registration hereunder if each of them
          (i) agrees to sell their Shares on the basis provided in any underwriting arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights. Among other things, each Shareholder agrees, if his Shares are included in an underwritten offering, that he will join in any general agreement with the managing underwriter not to effect any public sale or distribution of his Shares pursuant to such registration for a period of time not to exceed 180 days after the date any such registration statement is declared effective under the Securities Act.

               (c) Notwithstanding anything else set forth in paragraph (a) of this Section 8, the Company may, at the discretion of a majority of its Board of Directors and without the consent of any requesting Shareholder, withdraw any registration and abandon the proposed offering. Furthermore, if the managing underwriter of an underwritten offering advises the Company that in its opinion either because of (i) the size of the offering that the Company and any Shareholders desire to make or (ii) the kind of securities that the Company and any Shareholders intend to include in such offering, the success of the offering could be materially and adversely affected by inclusion of the Shares requested to be included, then (A) in the event that the size of the offering is the basis of such managing underwriter's opinion, the amount of Shares to be offered for the account of Shareholders shall be reduced on a pro rata basis among such Shareholders (on the basis of the amount of Shares intended to be included in such registration by each such

         Shareholder as compared to the aggregate amount of Shares intended to be included by all such Shareholders) to the extent necessary to reduce the total amount of Shares to be included in such offering to the amount recommended by such managing underwriter; and (B) in the event that the kind or combination of securities to be offered is the basis of such managing underwriter's opinion, the amount of Shares to be included in such offering shall be reduced as described in clause (A) above or, if any such reduction would, in the judgment of the managing underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Shares requested to be included could have on such offering, such Shares shall be excluded from such underwritten offering. Notwithstanding the exclusion of such Shares from such underwritten offering, the Company will cause such Shares to be registered for resale in the same registration statement, provided that the requesting Shareholders agree not to consummate any such resale of their Shares pursuant to such registration statement for a period of 180 days after such registration statement is declared effective under the Securities Act. The Company agrees to maintain the effectiveness of such registration statement under the Securities Act for up to 12 months after such 180-day period has expired or until all such registered Shares are sold.

               (d) The registration rights under this Section shall only apply to the first two registration statements filed by the Company and declared effective under the Securities Act, other than registration statements relating to those offerings described in items (i) through
          (v) of paragraph (a) of this Section 8.

               (e) The Company shall pay all expenses in connection with the registration of Shares pursuant to this Section 8, including expenses incurred in connection with any registration statements that do not become effective. Shareholders participating in such registration shall pay their pro rata share of all underwriting fees, discounts or commissions attributable to any sale of all or part of their Shares in connection with any registration, whether or not the registration statement becomes effective. A Shareholder's pro rata share of such underwriting fees, discounts or commissions will be determined by reference to the number of shares to be sold by such Shareholder compared with the number of shares to be sold by all Shareholders and the Company pursuant to the registration.

               (f) The Company agrees that, if a registration statement which would give rise to the registration rights set forth in paragraph (a) of this Section 8 has not been declared effective under the Securities Act on or before June 30, 1999, then it will use its best efforts to cause a registration statement to be filed on the appropriate form under the Securities Act which relates to the resale of the Shares and to have such registration statement declared effective under the Securities Act by no later than December 31, 1999; provided that such dates may be extended by mutual agreement between the Company and RAF Financial Corporation, in their sole discretion. The Company will keep the registration statement effective for 12 months after the 180-day period described in Section 8(c) hereof expires or until all registered shares have been sold, whichever occurs earlier. The Company further agrees that on the date such registration statement is declared effective, the Company will have caused the Shares to be listed on the New York Stock Exchange, if the Company qualifies for such listing or, if not, on the


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         American Stock Exchange, if the Company qualifies for such listing or, if not, on the Nasdaq Stock Market, if the Company qualifies for such listing or, if not, on the SmallCap Market of The Nasdaq Stock Market.

               (g) Whenever the Company files a registration statement pursuant to this Section 8 that is declared effective and that registers any Shares for resale, the Company agrees to use its best efforts to register or qualify the Shares for sale in those states requested by the person selling the Shares; provided that, the Company shall not be required to register or qualify the Shares for sale in any state in which the sale of the Shares by the person selling the Shares would be exempt from having to be registered or qualified in such state. The determination of whether or not such an exemption exists shall be made by counsel for the Company and such determination shall be provided in writing to the person desiring the sell Shares in a state.

               (h) With respect to the Shareholders who purchased Shares in the private offering of up to 2,000,000 Shares (the "Private Offering") made by the Company pursuant to the Private Placement Memorandum, dated July 3, 1997, and any amendments or supplements thereto (the "PPM"), the Company agrees that it will issue additional Shares ("Additional Shares") to such Shareholders if (i) Shares are sold by the Company pursuant to the first registration statement of the Company which is declared effective under the Securities Act (other than those excluded registration statements described in Section 8(a) hereof) (the "Registered Offering") at a price of less than $10.00 per Share or (ii) Shares are sold by the Company between the date of the first sale of Shares in the Private Offering and the date of the closing of the Registered Offering at a price of less than $5.00 per Share; provided, however, that the Company will not be required to issue Additional Shares if the amount of consideration received by the Company from the issuance of shares (x) to the Placement Agents upon the exercise of the Placement Agent Warrants described in the PPM, (y) to G.S. Beckwith Gilbert upon the exercise of certain warrants issued by the Company to him or (z) to Jeffrey Sklar upon the exercise of certain options issued by the Company to him (all as described in the PPM) is less than $5.00 per share. If the sale price in the Registered Offering is less than $10.00 per Share, the number of Additional Shares to be issued to each such Shareholder will be determined by subtracting such sale price from $10.00, multiplying the result by the number of Shares acquired in the Private Offering by such Shareholder and then dividing the product by such sale price. If the sale price for any other sale of Shares described in clause (ii) above is less than $5.00 per Share, the number of Additional Shares to be issued to each such Shareholder will be determined by subtracting such sale price from $5.00, multiplying the result by the number of Shares acquired in the Private Offering by such Shareholder and dividing the product by such sale price. The Company will issue Additional Shares to each such Shareholder within 10 days after the date of the occurrence of the event that causes the Company to have to issue the Additional Shares. Further, such Additional Shares shall be subject to, and have the benefits of, this Agreement.

         SECTION 9. NOTICES. All notices, requests and other communications hereunder, including a Notice of Offer, shall be in writing and shall be delivered by courier or other means of personal service, national overnight delivery service, telecopy, first class U.S. mail, postage prepaid, or

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certified U.S. mail, return receipt requested, addressed (i) to the Corporation at 5600 South 42nd Street, Omaha, Nebraska 68107, facsimile (402) 733-1264, attention: Mr. Collin J. D'Silva or (ii) to a Shareholder at the address set forth in Schedule A hereto or at such other address of which a Shareholder has given the Corporation notice. All such notices shall be deemed to have been delivered on the date personally delivered or telecopied, one business day after being delivered to a national overnight delivery service or three business days after being deposited in the U.S. Mail.

         SECTION 10. WAIVER. No waiver of any provision of this Agreement in any instance shall be or for any purpose be deemed to be a waiver of the right of any party hereto to enforce strict compliance with the provisions hereof in any subsequent instance.

         SECTION 11. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without giving effect to its conflict of laws principals.

         SECTION 12. BINDING EFFECT AND BENEFITS. Except as otherwise provided herein, the terms of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns, and shall be binding upon any person to whom any of the Shares of the parties are transferred and upon the heirs, executors, administrators, personal representative, successors and assigns of each such person.

         SECTION 13. TERM OF AGREEMENT. This Agreement shall become effective as of the date first written above and shall remain in full force and effect until the Corporation and all of the Shareholders then holding Shares subject to this Agreement shall agree in writing to its termination or until the first to occur of (i) offering of Shares by the Corporation pursuant to a registration statement effective under the Securities Act; provided that the provisions of
Section 8 shall remain in effect until satisfied, (ii) the purchase by one Shareholder of all the issued and outstanding Shares of the Corporation or (iii) the dissolution, bankruptcy or receivership of the Corporation. Upon termination of this Agreement, the Secretary of the Corporation shall, upon tender of the certificates for Shares, delete the legend endorsed thereon pursuant to Section 2 of this Agreement.

         SECTION 14. REMEDIES FOR VIOLATIONS. The Shares cannot be readily purchased or sold on the open market and for this reason, among others, the parties hereto will be irreparably damaged in the event that this Agreement is not complied with by all parties hereto. In the event of any controversy concerning the rights or obligations under this Agreement, such right or obligation shall be enforceable in a court of equity by a decree of specific performance.

         SECTION 15. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement contains the entire understanding and agreement between the parties hereto and supersedes any prior agreements among the parties pertaining to the Shares. There are no representations, warranties, promises, covenants or understandings other than those herein expressly set forth. No change, modification or amendment of this Agreement shall be valid unless the same be in writing and signed by all the parties hereto.

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         SECTION 16. SEVERABILITY. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         SECTION 17. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement.

         SECTION 18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         SECTION 19. CONSTRUCTION. Whenever required by the context, references herein to the singular shall include the plural and the masculine gender shall include the feminine gender.

         SECTION 20. ADDITIONAL PARTIES. With the approval of the Corporation, anyone in whose name Shares are registered may become a party to this Agreement by executing a duplicate copy hereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                               TRANSGENOMIC, INC.

                               By  /s/ Collin J. D'Silva
                               -----------------------------------------------
                                   Collin J. D'Silva, President

                               SHAREHOLDERS

                               /s/ Collin J. D'Silva
                               -----------------------------------------------
                               Collin J. D'Silva, Shareholder

                               /s/ Collin J. D'Silva
                               -----------------------------------------------
                               Collin J. D'Silva, as trustee for the Arther P. D'Silva Family Irrevocable Trust, Shareholder

                               /s/ Arther P. D'Silva
                               -----------------------------------------------
                               Arther P. D'Silva, Shareholder

                            /s/ Thomas E. Bowman
                            -----------------------------------------------


                            /s/ Una N. Bowman
                            -----------------------------------------------
                            Thomas E. Bowman and Una N. Bowman, Shareholder


                            /s/ Stephen F. Dwyer
                            -----------------------------------------------
                            Stephen F. Dwyer, Shareholder

                            /s/ Nancy Dwyer
                            -----------------------------------------------
                            Nancy Dwyer, Shareholder

                            /s/ Robert V. Dwyer
                            -----------------------------------------------
                            Robert V. Dwyer, Jr., Shareholder

                            /s/ Robert Sanger
                            -----------------------------------------------
                            Robert Sanger, as trustee for the Robert & Ellen Sanger Trust Agreement of 1992, Shareholder

                            /s/ Douglas Gjerde
                            -----------------------------------------------
                            Douglas Gjerde, Shareholder

                            COROB Investments, Ltd., Shareholder by:
                            Name /s/ Robert V. Dwyer, Jr.
                                 -----------------------------------------------
                            Title    General Partner
                                 -----------------------------------------------

                            Each of the additional Shareholders listed in Schedule A hereto by Collin J. D'Silva, Attorney-in-fact

                            By  /s/ Collin J. D'Silva
                                ------------------------------------------------
                                Collin J. D'Silva, Attorney-in-fact